SHAREHOLDERS' AGREEMENT

     Shareholders' Agreement ("Shareholders' Agreement"), dated as of April 15, 2003 by and among NeoGenomics, Inc., a Nevada corporation having its principal offices at 1726 Medical Blvd., Suite 101, Naples, FL 34110 (the "Company"), Michael Dent ("Dr. Dent"), MVP 3, LP, a limited partnership organized under the laws of Delaware ("MVP"), John Elliot, Steven Jones, and Larry Kuhnert (collectively, the "Individual Investors"). Dr. Dent, MVP and the Individual Investors may be referred to herein individually as a "Shareholder" and collectively as the "Shareholders."
                                        .
                              W I T N E S S E T H:

     WHEREAS, the Shareholders own shares (the "Shares") of the issued and outstanding common stock, par value $0.001 per share (the "Common Stock") of the Company in the amounts set forth opposite their names on Schedule "A" attached to this Agreement;

     WHEREAS, MVP, the Company and NeoGenomics, Inc., a Florida corporation and a wholly owned subsidiary of the Company, are entering into a certain Loan
Agreement,  dated  as  of  April  15,  2003  (the  "Loan  Agreement");  and

     WHEREAS, the Company and Shareholders believe it to be in their best interests to provide for the continuity of management and policies of the Company by imposing certain restrictions and obligations on themselves and the outstanding Shares of the Company.

NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

                                    ARTICLE I
                  MANAGEMENT OF THE COMPANY AND RELATED MATTERS

     1.1     Management  and  Operation  of the Company.  The responsibility for
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the  overall  management and operations of the Company shall be entrusted to its
Board of Directors (the "Board"). The Company shall be administered in accordance with the purposes of this Agreement and in accordance with the bylaws of the Company and the laws of the State of Nevada.

     1.2     Board  of  Directors.
             ---------------------

          1.2.1     Composition  of  Board.  The  Shareholders agree that during
                    ----------------------
the Term of this Agreement the Board of Directors of the Company shall consist of no more than seven (7) members and that the initial Board of Directors shall be as follows until such time as new members shall be elected or appointed to the Board of Directors in accordance with this Agreement:

     Michael  T.  Dent,  M.D.
     Kevin  J.  Lindheim

The Board of Directors shall hold their positions until the next annual meeting of Shareholders. The Shareholders and the Company further agree that at each meeting of Shareholders, the Company's Board of Directors shall be nominated by the Company and elected by the Shareholders in accordance with the terms, conditions, and provisions of Section 1.2.2 below.

          1.2.2     Election  of  the Board of Directors. At each annual meeting
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of  shareholders  or  any  special  meeting  of  shareholders  called  to  elect
Directors, Dr. Dent, MVP and the Individual Investors agree to vote their respective Shares (whether now owned or hereinafter acquired) at all such meetings of the shareholders or pursuant to any written action or consent without a meeting so that the Company's Board of Directors shall, at all times, consist of members who shall be nominated and elected as follows:

          (i)  The Dent Director.  Dr. Dent shall have the right to nominate and
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elect  one  (1)  director  (the  "Dent  Director")  to  the  Company's  Board of
Directors. The right of Dr. Dent to appoint the Dent Director will expire upon the earlier of: (i) Dr. Dent's resignation as an officer of the Company; (ii) the termination of Dr. Dent's employment for cause (as set forth in his Employment Agreement); or (iii) the sale by Dr. Dent of more than fifty percent (50%) of the Shares he holds as of the date of this Agreement.

          (ii) The MVP Directors. MVP shall have the right to nominate and elect
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four  (4)  directors  (the "MVP Directors") to the Company's Board of Directors.

          (iii)  The  Independent  Directors.   MVP  and Dr. Dent shall mutually
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agree  upon  two  non-employee directors (the "Independent Directors") and shall appoint  such  individuals  to  the  Company's  Board  of  Directors.

     1.2.3     Non-voting Observers.     At any time that no MVP Director serves
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on  the Company's Board of Directors, MVP shall be entitled to appoint up to two
(2) non-voting observers to the Board, and such observers shall be entitled to notice of and attendance at all Board meetings, advance copies of all consents provided to directors for execution, and access to all information made available to the Board. Such observers shall incur no liability as directors for serving in their capacity as non-voting observers, but shall in their capacity as non-voting observers be eligible for indemnification by the Company to the same extent as any Board member. MVP shall be entitled to appoint, re-appoint, remove, replace, and fill any vacancy arising from the death, disability, resignation, or removal by the MVP of any such observer. The Company shall not have the right to remove any such observer, but the Company shall be entitled to request that MVP replace any observer that the Company, in good faith, believes improperly impairs the function of the Board, to which request MVP shall give due consideration.

     1.2.4     Term;  etc. Dr. Dent, MVP and the Individual Investors shall vote
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their  respective  shares  of  stock  for  the persons nominated as directors in accordance with this Section 1.2 and who otherwise meet the standards for qualification set forth herein; provided that, notwithstanding anything else contained herein, the Shareholders shall not be required to vote their shares in favor of, and shall be entitled to remove, any director nominee who has: (i) been convicted of, or entered a plea of guilty or nolo contendere to, a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct against Company, (ii) has died or been judicially declared incompetent or of unsound mind, (iii) unexcused absences from three (3) consecutive Board meetings or (iv) been terminated "for cause" (as such term is defined therein) pursuant to any written employment agreement or consulting agreement between such director and the Company. Each person nominated as a director must be at least twenty-one (21) years of age. All directors shall serve for one (1) year terms, or until their earlier death, resignation, or removal or until re-elected at any annual or special meeting of the Shareholders in accordance with the foregoing procedures and requirements of this Section. Any director of the Company may be removed with or without cause, at any time, by majority vote (or written action) of the Shareholder group who nominated and elected such director. Any vacancy on the Board of Directors shall be filled by the Shareholder group who nominated and elected such director through the holding of a special meeting of Shareholders or pursuant to a written action or consent in lieu of a special meeting.

     1.3     Officers.  The  Board shall appoint such officers of the Company as
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may be prescribed by the Company's bylaws.  It is agreed by the parties that the initial  officer  of  the  Company  shall  be:

               Name                                Titles
               ----                                ------

               Michael  T.  Dent,  M.D.          Chief  Executive  Officer  and
                                                  Secretary


The officers of the Company shall have such powers and duties as prescribed by the Board and the Company's bylaws and, if applicable, as set forth in such officer's employment agreement with the Company.

          1.4     Capitalization.    The  Company  represents  that  the current
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capitalization  of  the  Company  is  as  follows:

          (a)     Common  Stock:  There  are  currently  one  hundred  million
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(100,000,000)  authorized  shares of Common Stock, par value $.001 per share, of which  18,409,416  shares  are  issued  and  outstanding.

          (b)     On  a Fully-Diluted Basis:  Except for (i) 40,000 shares which
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the  Company  intends  to  issue  to Technology Capital Group, Inc., (ii) 20,000 shares  which the Company intends to issue to its Scientific Advisory Board, and
(iii) an option to acquire 100,000 shares at the market price on the date of issuance, which the Company intends to issue to a member of its Board of Directors, there are not outstanding any options, warrants, rights (including conversion or preemptive rights), or agreements for the purchase or acquisition from the Company or, to the knowledge of the Company from any shareholder, of any shares of the capital stock of the Company.

                                   ARTICLE II
                RESTRICTIONS ON SHAREHOLDERS' TRANSFERS OF SHARES

     2.1     Restrictions  on  Sales  of  Stock  by  Shareholders
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(a)  Subject  to  Section  2.1(b),  the  Shareholders  shall  not  sell, assign, transfer, convey or otherwise dispose of (a "Sale") any of their Shares, whether now owned or hereafter acquired, unless they have complied with the provisions of Section 2.2 hereof (in the case of Dr. Dent) and then, to the extent applicable,  with  the  provisions  of  Sections  2.3  and/or  2.4  hereof.
     (b) Any Sale or attempted Sale of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Sale on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.
     2.2     Rights  of First Offer.   Subject to Section 2.2(f), in addition to
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and  not in limitation of any other restrictions on Sales of Shares contained in this  Agreement,  any  Sale  of  Stock  by Dr. Dent shall be consummated only in accordance  with  the  following  procedures:
(a) Dr. Dent shall first deliver to the Company and the Individual Investors a written notice (a "RFR Offer Notice"), which shall (i) state Dr. Dent's
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intention  to  sell Shares to one or more persons, the amount and type of Shares to  be sold (the "Subject Shares"), the purchase price therefor and a summary of
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the other material terms of the proposed Sale and (ii) offer the Company and the
Individual Investors the option to acquire all or a portion of such Subject Shares upon the terms and subject to the conditions of the proposed Sale as set forth in the RFR Offer Notice (the "RFR Offer"), provided that such RFR Offer
                                       ---------
may provide that it must be accepted by the Company and the Individual Investors (in the aggregate) on an all or nothing basis (an "All or Nothing Sale"). The
                                                      -------------------
RFR Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the RFR Offer is accepted during such periods, until the consummation of the Sale contemplated by the RFR Offer). The Company shall have the right and option, for a period of 15 days after delivery of the RFR Offer Notice (the "Company RFR Acceptance Period"), to accept all or any part of the
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Subject  Shares  at  the purchase price and on the terms stated in the RFR Offer
Notice, provided that the Company may accept less than all of the Subject Shares, in an All or Nothing Sale, only if all of the remaining Subject Shares is accepted by the Individual Investors as set forth below. Such acceptance shall be made by delivering a written notice to Dr. Dent and to each of the Individual Investors within the Company RFR Acceptance Period.
(b) If the Company shall fail to accept all of the Subject Shares offered for Sale pursuant to, or shall reject in writing, the RFR Offer (the Company being required to notify in writing Dr. Dent and each of the Individual Investors of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Company RFR Acceptance Period or the giving of such written notice of rejection or failure to accept such offer by the Company, each Investor shall have the right and option, for a period of 30 days thereafter (the "Individual Investors RFR Acceptance Period"), to accept all or
                  ------------------------------------------
any part of the Subject Shares so offered and not accepted by the Company (the "Refused Stock") at the purchase price and on the terms stated in the RFR Offer
 --------------
Notice; provided, however, that, if the RFR Offer contemplated an All or Nothing
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Sale,  the  Individual  Investors,  in  the  aggregate,  may  accept, during the
Investor RFR Acceptance Period, all, but not less than all, of the Refused Stock, at the purchase price and on the terms stated in the RFR Offer Notice. Such acceptance shall be made by delivering a written notice to the Company and Dr. Dent within the Individual Investors RFR Acceptance Period specifying the maximum number of shares such Investor will purchase (the "First Offer Shares").
                                                           ------------------
If, upon the expiration of the Individual Investors RFR Acceptance Period, the aggregate amount of First Offer Shares exceeds the amount of Refused Stock, the Refused Stock shall be allocated among the Individual Investors in proportion to their ownership of the Company's capital stock on a fully diluted basis.
     (c) If effective acceptance shall not be received pursuant to Sections 2.2(a) and/or 2.2(b) above, within the periods specified above, with respect to all of the Subject Shares offered for Sale pursuant to the RFR Offer Notice, then Dr. Dent may sell all or any portion of the Shares so offered for Sale and not so accepted (or, in the case of an All or Nothing Sale, all of the Subject Shares offered for sale pursuant to the RFR Offer Notice), at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the RFR Offer Notice at any time within 90 days after the expiration of the Individual Investors RFR Acceptance Period (the "Sale
                                                                            ----
Period"). To the extent Dr. Dent Sells all or any portion of the Shares so offered for Sale during the Sale Period, Dr. Dent shall promptly notify the Company, and the Company shall promptly notify the Individual Investors, as to
(i) the number of Shares, if any, that Dr. Dent then owns, (ii) the number of Shares that Dr. Dent has sold, (iii) the terms of such Sale and (iv) the name of the owner(s) of any shares of Shares sold. In the event that all of the Shares are not sold by Dr. Dent during the Sale Period, the right of Dr. Dent to sell such unsold Stock shall expire and the obligations of this Section 2.2 shall be reinstated.
(d) All Sales of Subject Shares to the Company and/or the Individual Investors subject to any one RFR Offer Notice shall be consummated contemporaneously at the offices of the Company on a mutually satisfactory business day within 30 days after the expiration of the Company RFR Acceptance Period or the Investor RFR Acceptance Period, as applicable, or such other time and/or place as the parties to such Sales may agree. The delivery of certificates or other instruments evidencing such Subject Shares duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Shares.
(e) Anything contained herein to the contrary notwithstanding, prior to any Sale of Shares by Dr. Dent pursuant to this Section 2.2, Dr. Dent shall, after complying with the provisions of this Section 2.2, comply with the provisions of Sections 2.3 and 2.4 hereof, in each case as applicable.
     (f) Notwithstanding the provisions of Sections 2.2(a), (b) and (c), in the event that Dr. Dent shall propose to sell his Shares pursuant to provisions of Rule 144, Dr. Dent shall first deliver to the Company and the Individual Investors, a written notice (a "RFR Offer Notice"), which shall (1) state that Dr. Dent intends to sell Shares pursuant to Rule 144, including the number of shares proposed to be sold (the "Subject Shares") and (ii) offer the Company and the Individual Investors the option to acquire all or any portion of any such Shares at the market price for the Shares on the date of such notice (the "RFR Offer"). The RFR Offer shall remain open and irrevocable for the periods set forth below. The Company shall have the right and option for a period of ten days after delivery of the RFR Offer Notice, to accept all or any part of the Subject Shares at the purchase price described in the RFR Offer Notice. Such acceptance shall be made by delivering written notice to Dr. Dent and to each of the Individual Investors within the required period. If the Company shall fail to accept all of the Subject Shares offered for sale pursuant to the RFR Offer, then upon the expiration of the Company's acceptance period, each Individual Investor shall have the right and option, for a period of ten days thereafter, to accept all or any part of the Subject Shares so offered and not accepted by the Company at the purchase price described in the RFR Offer Notice. Such acceptance shall be made by delivering written notice to the Company and Dr.
Dent within the required period specifying the maximum number of shares each such shareholder desires to purchase. If, the number of available shares exceeds the number available, the available number shall be allocated among the Individual Investors in proportion of their ownership of the Company's capital stock on a fully diluted basis. If the Company and the Individual Investors do not agree to purchase all of the Subject Shares offered for sale pursuant to the RFR Offer Notice within the time periods set forth above, Dr. Dent may sell all or any portion of the Subject Shares not purchased into the existing current public market, at such price as he may receive in the public market, for a period of 90 days after the expiration of the Individual Investor's rights. To the extent Dr. Dent sells all or any portion of the Subject Shares, Dr. Dent shall promptly notify the Company and the Company shall promptly notify the Individual Investors as to the number of Subject Shares which Dr. Dent has sold pursuant to this provision. In the event that all of the Subject Shares are not sold by Dr. Dent during this 90 day period, the right of Dr. Dent to sell such unsold Shares shall expire and the obligations of this Section 2.2 shall be reinstated as to such Shares.

     2.3     Right  of  Co-Sale.
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          (a)     If  any Shareholder (an "RCS Selling Shareholder") proposes to sell any Shares ("Co-Sale Shares") to a party or group (a "Co-Sale Transferee") in a transaction or series of related transactions resulting in the Co-Sale Transferee for the first time controlling the power to vote more than 25% of the total votes for nominees to the Board, such RCS Selling Shareholder shall first give reasonable notice in reasonable detail to each other Shareholder in sufficient time to allow each other Shareholder to participate in the sale on the same terms and conditions as such RCS Selling Shareholder. To the extent any prospective Co-Sale Transferee(s) refuses to purchase shares or other securities from a Shareholder exercising its rights of co-sale hereunder, the RCS Selling Shareholder shall not sell to such prospective Co-Sale Transferee(s) any co-Sale Shares unless and until, simultaneously with such sale, the RCS Selling Shareholder shall purchase the offered shares or other securities from the other Shareholder. Notwithstanding the foregoing, this Section 2.2(a) shall not apply to (i) any pledge of Co-Sale Shares made pursuant to a bona fide loan transaction that creates a mere security interest; (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons of a transferring Shareholder; (iii) any bona fide gift; provided that the transferring Shareholder shall inform the other Shareholders of such pledge, transfer or gift prior to effecting it; or (iv) any sale of Shares pursuant to Rule 144. Such transferred Co-Sale Shares will remain "Co-Sale Shares" hereunder, and such pledgee, transferee or donee shall be bound by the terms and provisions of this Agreement.

     2.4     Drag-Along  Rights.
             ------------------

     (a) If at any time the Shareholders holding fifty percent or more of the Company's then outstanding shares of capital stock (the "DAR Selling Shareholders(s)") shall propose to undertake a sale of fifty percent (50%) or more of the Company's then issued and outstanding shares of capital stock to an unaffiliated third party or group in a single transaction or series of related transactions (a "Proposed Drag-Along Transaction"), then each Shareholder shall, if requested by such DAR Selling Shareholder(s), sell all of its Shares in such transaction on the same terms and for the same per Share consideration. Such DAR Selling Shareholder(s) shall give each other Shareholder written notice ("Drag-Along Notice") of any Proposed Drag-Along Transaction at least twenty
(20) days prior to the date on which such Proposed Drag-Along Transaction shall be consummated, including the terms and conditions thereof, and each such other Shareholder shall have the obligation to sell its Shares on such same terms and conditions in accordance with the instructions set forth in such Drag-Along Notice. In such event, each Shareholder shall deliver the Share certificate(s) (accompanied by duly executed stock powers or other instrument of transfer duly endorsed in blank) representing the Shares to the Company or to an agent designated by the Company for the purpose of effectuating the transfer of the Shares to the purchaser and the disbursement of the proceeds of such transactions to the Shareholder(s).

     (b) Without limiting the generality of the foregoing, if the DAR Shareholders approve a sale (an "Approved Sale") structured as a merger or a consolidation or a sale of assets, then each Shareholder shall, if requested by the Company (i) vote for, consent to and/or not raise objections against such Approved Sale, (ii) waive (to the extent applicable) any dissenters, appraisal rights or similar rights in connection with a merger or consolidation, and (iii) take all necessary and desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company, including, without limitation, exercising any warrants or conversion privileges.

          (c) Any Shareholder required by the provisions of this Article II to transfer Shares shall not be required to make any representations and warranties in connection with such transfer or sale except as to good title and the absence of liens with respect to such Shares, the corporate or other existence of the Shareholder and the authority, form, validity and binding effect of, and the absence of any conflicts under the charter documents and material agreements of such Shareholder. No such Shareholder shall be required to provide any indemnity in connection with such Approved Sale except for indemnities for damages resulting from a breach of the above-stated representations and warranties.

                                   ARTICLE III
                  RESTRICTIONS ON COMPANY'S ISSUANCE OF SHARES

     3.1.     Preemptive  Rights.
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     (a)     The  Company hereby grants to each Shareholder, for a period of two
(2) years from the date hereof, a preemptive right to purchase, on a pro rata basis and at the same price and upon the same terms as any other investors at such time, all or any part of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue subject to the terms and conditions set forth below. A Shareholder's pro rata share, for purposes of this subsection (a), shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by such Shareholder on a fully-diluted basis, and the denominator of which is the total number of shares of Shares then held by all of the Shareholders on a fully-diluted basis.
     (b)     "New  Securities"  shall  mean  any  capital  stock  of the Company
              ---------------
whether now authorized or not and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New
Securities" shall expressly not include (i) securities offered to the public pursuant to a Public Offering; (ii) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such corporation; (iii) Common Stock issued to employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement approved by the Board of Directors of the Company (provided that the total number of shares to be issued under all such plans does not exceed 10% of the Company's shares outstanding as of the date of this Agreement); or (iv) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.
     (c) If the Company intends to issue New Securities, it shall give each Shareholder ten (10) days written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Shareholder shall have thirty (30) days (the "Exercise Period") from the date of any such notice to agree to exercise its preemptive right by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each Shareholder shall have a right of overallotment such that if any Shareholder fails to exercise his or its preemptive right hereunder, the other Shareholders may purchase such portion on a pro rata basis, by giving written notice to the Company within ten (10) days from the date that the Company provides written notice to the other Shareholders of the amount of New Securities with respect to which such nonpurchasing Shareholder has failed to exercise its or his right hereunder.
[  ]
     {  }(d)     If  any  Shareholder  or  Shareholders  fail  to  exercise  the foregoing preemptive right with respect to any New Securities within the Exercise Period (or the additional ten day period provided for overallotments), the Company may thereafter sell any or all of such New Securities not agreed to be purchased by the Shareholders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Shareholder pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within a ninety (90) day period following expiration of the Exercise Period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Shareholders in the manner provided above.

                                   ARTICLE IV
                                 OTHER COVENANTS

     4.1     Dealings  with  Affiliates.  The  Company and its subsidiaries will
             --------------------------
not enter into any transaction with MVP, the Individual Investors, Dr. Dent or their affiliates, or any other officer or director of the Company or its subsidiaries, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such persons or members of their immediate families, except for transactions made for valid business purposes on terms and conditions which the independent directors of the Company conclude are reasonable and arm's length.

     4.2     Indemnification.
             ----------------

          (a) The Company agrees that, except as may be limited by applicable law, for six years from and after the date of this Agreement, the indemnification obligations set forth in the Company's bylaws as of the date of this Agreement, will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the date of this Agreement were entitled to indemnification thereunder with respect to matters occurring prior to the date of this Agreement.

          (b) In addition to, and not in lieu of the forgoing, the Company shall indemnify, defend and hold harmless all officers and directors of the Company as of the date of this Agreement (the "Indemnified Parties") to the fullest extent permitted by applicable law and in the bylaws of the Company, as in effect as of the date hereof, from and against all liabilities, costs, expenses and claims (including, without limitation reasonable legal fees and disbursements, which shall be paid, reimbursed or advanced by the Company in a manner consistent with the applicable provisions of the Company's bylaws) arising out of actions taken prior to the date of this Agreement in performance of their duties as directors and officers of the Company, in connection with the transactions contemplated by this Agreement, which may be asserted against the Indemnified Parties from and after the date of this Agreement, provided, however, that the Company shall not have the obligation hereunder to any Indemnified Party if the indemnification of such Indemnified Party in the manner contemplated hereby is determined pursuant to a final non-appealable judgment rendered by a court of competent jurisdiction to be prohibited by applicable law.


                                    ARTICLE V
                                  MISCELLANEOUS

     5.1.     Specific  Performance.  Since it is impossible to measure in money
              ---------------------
the damages which would accrue by reason of a party's failure to perform any of its or his obligations under this Agreement. It is agreed that the parties hereto would be irreparably damaged in the event that this Agreement were not specifically enforced. Should, therefore, any dispute arise concerning the sale or disposition of any Shares, an injunction may be issued restraining the sale or disposition of such Shares pending the termination of such controversy. The purchase or sale of any Shares shall also be enforceable by a decree of specific performance. Such remedies shall not be exclusive, but shall be in addition to any other rights or remedies which the parties may have at law or in equity.

     5.2.     Termination.  This  Agreement  shall  automatically terminate upon
              -----------
the  occurrence  of  any  one  of  the  following  events:

          (a)     Cessation  of  the  Company's  business;

          (b)     Bankruptcy,  receivership,  or  dissolution  of  the  Company;

     (c) Voluntary agreement in writing among the Company and each of the Shareholders; or

     (d) The Company's completion of a public offering of its equity securities in which the gross proceeds to the Company are at least $10,000,000.

     5.3     Legend.  Each  Shareholder  and  the  Company shall take all action
             ------
necessary (including exchanging with the Company certificates representing Shares issued prior to the date hereof) to cause each certificate representing outstanding Shares to bear a legend containing the following words:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR
INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES AND "BLUE SKY" LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO NEOGENOMICS, INC. (THE "COMPANY") THAT SUCH REGISTRATION IS NOT NECESSARY HAS BEEN DELIVERED TO THE COMPANY.
IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS SET FORTH IN THE SHAREHOLDERS' AGREEMENT DATED AS OF ______________ BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY."

     5.4.     Notices.     Any  and all notices or other communications required
              -------
or permitted to be given hereunder shall be given in writing by certified mail, return receipt requested, addressed in the case of the Company to its principal office, and in the case of a Shareholder to his address appearing on the stock books of the Company and, if to the Individual Investors, with a copy to:

     MEMBRADO  MONTELL,  LLP
     535  West  34th  Street,  2nd  Floor
     New  York,  New  York  10001
     Phone:  (646)  792-2255
     Telecopier  No.:  (646)  792-2258
     Attn.:     Scott  Montell

     5.5.     Partial  Invalidity.  If  any  portion  of this Agreement shall be
              -------------------
ruled or adjudicated invalid for any reason, that por-tion shall be deemed excised here from and the remainder of this Agreement shall continue in full force and effect unaffected by any such invalidity.

     5.6.     Benefit  and Binding Effect.  This Agreement shall be binding upon
              ---------------------------
and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the event that a Shareholder transfers any of its Shares to a third party, then, as a condition to such transfer, the third party shall enter into a counterpart of this Agreement and shall have all of the rights, and be subject to all of the duties and restrictions of a Shareholder under this Agreement, provided, however, that a transferee will not become a party to this Agreement, nor be subject to the duties and restrictions imposed on the Shareholders under this Agreement, if the transferee acquires the Shares in any of the following transfers:

(a)       a  sale  of  any  Shares  pursuant  to  Rule  144;

(b)       a  sale  pursuant  to  Section  2.4.;  or

(c)     an  offering  registered  under  the Securities Act of 1933, as amended.

Notwithstanding anything to the contrary contained in this Agreement, during the period between the date of this Agreement and April 14, 2005, Dr. Dent shall not transfer in excess of 500,000 Shares during any calendar year, unless (i) as a condition to such transfer, the third party receiving shares in excess of 500,000 during any such calendar year shall enter into a counterpart of this Agreement and shall have all of the rights, and be subject to all of the duties and restrictions of a Shareholder under this Agreement, or (ii) such transfer is made pursuant to Section 2.3 (Right of Co-Sale) hereof.

     5.7.     Counterparts.  This  Agreement  may  be executed simultaneously in
              ------------
two or more counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     5.8.     Governing  Law.  The  corporate  laws of the State of Nevada shall
              --------------
govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State Florida. Each party hereby irrevocably submits to the jurisdiction of the Circuit Court for Collier County, Florida and the United States District Court for the Middle District of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     5.9     Entire Agreement.  Each party hereto acknowledges that it or he has
             ----------------
read this Agreement, understands it, and agrees to be bound by its terms, and further acknowledges and agrees that it is the complete and exclusive statement of the agreement and understanding of the parties regarding the subject matter hereof, which supersedes and merges all prior proposals, agreements and understandings, oral and written, relating to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   NEOGENOMICS,  INC.


                                   By:____________________________
                                  Name:
                                  Title:    President


                                 MVP  3,  LP,  A  DELAWARE  LIMITED  PARTNERSHIP

                                  BY:  MEDICAL  VENTURE  PARTNERS,  LLC,
                                  A  DELAWARE  LIMITED LIABILITY
                                  COMPANY,  ITS  GENERAL  PARTNER


                                   By:____________________________
                                  Name:
                                  Title:


                                      _______________________________
                                        Michael  T.  Dent,  M.D.



                                   _______________________________
                                        John  Elliot



                                   _______________________________
                                        Steven  Jones



                                   _______________________________
                                        Larry  Kuhnert

                                   SCHEDULE A
                               OWNERSHIP OF SHARES


NAME             NUMBER  OF  SHARES     %  OF  FULLY  DILUTED  OUTSTANDING
----             ------------------     ----------------------------------
MVP  3,  LP      9,303,279                        50.1%
John  Elliot     1,541,261                         8.3%
Steven  Jones    1,541,261                         8.3%
Larry  Kuhnert   1,541,261                         8.3%
Michael  Dent    2,490,634                        13.4%